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                                                                     Exhibit 5.3








                  [Richards, Layton & Finger, P.A. letterhead]

                                  March 7, 2005




Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

         Re:      RGA Capital Trust III and RGA Capital Trust IV

Ladies and Gentlemen:

         We have acted as special Delaware counsel for RGA Capital Trust III ("Trust III") and RGA Capital Trust IV ("Trust IV"), each a Delaware statutory trust, in connection with the matters set forth herein. Trust III and Trust IV are hereinafter collectively referred to as the "Trusts" and sometimes hereinafter individually referred to as a "Trust". At your request, this opinion is being furnished to you.

         We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

         (a) The Certificate of Trust of Trust III (the "Trust III Certificate of Trust"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 4, 2003;

         (b) The Certificate of Trust of Trust IV (the "Trust IV Certificate of Trust," together with the Trust III Certificate of Trust, the "Certificates of Trust"), as filed in the office of the Secretary of State on August 4, 2003;

         (c) The Trust Agreement of Trust III, dated as of August 4, 2003, among Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"), and the trustees of Trust III named therein;

         (d) The Trust Agreement of Trust IV, dated as of August 4, 2003, among the Company and the trustees of Trust IV named therein;

         (e) The Registration Statement on Form S-3, which constitutes Post-Effective Amendment No. 1 to Registration Statement Nos. 333-117261,


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RGA Capital Trust III & RGA Capital Trust IV
c/o Reinsurance Group of America, Incorporated
March 7, 2005
Page 2


                  333-117261-01 and 117261-02 and Post-Effective Amendment No. 5 to Registration Statements Nos. 333-108200, 333-108200-01 and 333-108200-02 (collectively, the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to, among other things, the Preferred Securities of the Trusts representing preferred beneficial interests in the assets of the Trusts (each, a "Preferred Security" and collectively, the "Preferred Securities"), in the form to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about March 7, 2005;

         (f) A form of Amended and Restated Trust Agreement for each of the Trusts, to be entered into among the Company and the trustees of the Trust named therein (collectively, the "Trust Agreements" and individually, a "Trust Agreement"), incorporated by reference in the Registration Statement (including Exhibit D thereto);

         (g) An Officer's Certificate of an officer of the Company as to certain factual matters, a copy of which is attached hereto as Exhibit A; and

         (h) A Certificate of Good Standing for each of the Trusts, dated March 4, 2005, obtained from the Secretary of State.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Company. Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

         With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

         For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (ii) the legal capacity of natural persons who are parties to the documents examined by us, (iii) other than the Trusts, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) other than the Trusts, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (v) the receipt by each Person to whom a Preferred Security is to be issued by the Trusts (collectively, the "Preferred Security Holders") of a Preferred Security Certificate for such Preferred Security and the payment for such Preferred Security, in accordance with the Trust Agreements and as contemplated by the Registration Statement, and (vi) that the Preferred Securities are authenticated, issued and sold to the Preferred Security Holders in accordance with the Trust Agreements and as contemplated by the Registration Statement. We have not participated in the


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RGA Capital Trust III & RGA Capital Trust IV
c/o Reinsurance Group of America, Incorporated
March 7, 2005
Page 3



preparation of the Registration Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, except for this opinion.

         This opinion is limited to the Delaware Statutory Trust Act, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

         Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. Each of the Trusts has been duly created and is validly existing in good standing as a statutory trust under the Statutory Trust Act.

         2. The Preferred Securities of each Trust will be, when issued, validly issued, fully paid and nonassessable beneficial interests in the assets of the applicable Trust, subject to the qualifications set forth in paragraph 3 below.

         3. The Preferred Security Holders, as beneficial owners of the applicable Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ Richards, Layton & Finger, P.A.


GCK/gmh

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Exhibit A

                   REINSURANCE GROUP OF AMERICA, INCORPORATED
                              OFFICER'S CERTIFICATE


                  The undersigned, an authorized officer of Reinsurance Group of America, Incorporated" ("RGA"), Depositor, pursuant to the Trust Agreements of RGA Capital Trust III ("Trust III") and RGA Capital Trust IV ("Trust IV"), each of which is dated as of August 4, 2003 (the "Trust Agreements"), between Reinsurance Groups of America, Incorporated, as Depositor, and the Trustees named therein does hereby certify to Richards, Layton & Finger, P.A. that each of the Trust Agreements constitute and, when executed, the Amended and Restated Trust Agreements of Trust III and Trust IV, each of which will be filed as an exhibit to the Registration Statement on Form S-3 to be filed by RGA, Trust III and Trust IV with the Securities and Exchange Commission on March 7, 2005 (the "Amended and Restated Trust Agreements), will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the applicable Trust, and that Certificates of Trust will be in full force and effect and will not be amended.


Dated:  March 4, 2005



                                            /s/ Jack B. Lay
                                            -----------------------------------
                                            Name:   Jack B. Lay
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer